Exhibit 10.10

Product Order Contract

[Confidential]

Contract Type:	Contract No.: DERS-DYJ-241212
Buyer (Party A): Xiamen Suxiang Technology Co., Ltd.	Contact Person: He Xingcheng Mobile: 18734803253
Supplier (Party B): Hangzhou Dier Rensheng Technology Co., Ltd.	Contact Person: Jian Lina Mobile: 18148500116
List of products ordered by Party A from Party B:

SN	Product model	Quantity	Unit	Unit price (RMB’0000) (tax-inclusive)	Total amount (RMB’0000)	Remarks
1	One full color 3D printer (model: Sailner J402Plus)	1	set	71.70	71.70	For parameters, see Annex 1
Total Amount Payable (RMB’0000)		71.70		(IN WORDS): SEVEN HUNDRED AND SEVENTEEN THOUSAND CHINESE YUAN ONLY (TAX-INCLUSIVE)

Both parties represent that: Party A entrusts Party B to place an order for the goods hereunder with Zhuhai Sailner 3D Technology Co., Ltd. (hereinafter referred to as the "designated manufacturer"). All rights and obligations related to the goods shall be settled by Party A and the manufacturer through negotiation. Party B will not participate in any communications related to the goods after the order placement, and Party B will not be liable for any product delivery, quality or after-sales.

I. Payment

1. Within 10 working days after confirming by stamping that the Contract has been scanned and sent to the Supplier (Party B), the Buyer (Party A) shall fully pay the total amount of RMB 717,000 to Party B. Within 2 working days after receiving the full payment for the goods, Party B shall place an order with the designated manufacturer.

2. Payment method:

Party A shall pay for the goods to Party B by transfer or remittance. The following bank account designated by Party B shall be the beneficiary account:

Account name: Hangzhou Dier Rensheng Technology Co., Ltd.

Bank: Agricultural Bank of China Jiubao Sub-branch

Bank A/C No.: 19033301040047618

II. Lead time: Ship the goods within 15 working days after the payment is made for the goods

Invoice issuing: Party B shall issue a regular and valid special VAT invoice to Party A three working days after Party A makes the payment.

III. Invoice type: √ Special VAT invoice [13%] ☐ General VAT invoice [13%]

IV. Delivery method: The Buyer (Party A) shall communicate with the Supplier about the time of shipment and the place of receipt. As the manufacturer, [Zhuhai Sailner 3D Technology Co., Ltd.] shall choose a transportation mode at its sole discretion, and bear the logistics costs.

V. Place of delivery: additionally notified by Party A

Place of installation (if applicable): additionally notified by Party A

Name of end (user) customer: additionally notified by Party A

When signing the Contract, Party A shall confirm the place of installation. If the place of installation is changed subsequently, Party A shall provide a change notice and affix its official seal to it. Party B may ship the goods only after receiving the change notice and confirming that it raises no objection.

VI. Product packaging:

Party B shall not be responsible for packaging the products or bear the packaging costs.

VII. Delivery and acceptance inspection:

1. After the designated Supplier delivers the products to the place of delivery designated by Party A, Party B shall not assume any responsibility for the risk of damage and loss of the products, or the product quality.

2. Party A shall perform the final acceptance inspection of the products within 10 days after receiving them. During the acceptance inspection, if Party A fails to raise a written objection or reasonable written objection during the acceptance inspection, Party A shall be deemed to have accepted the products.

VIII. After-sales:

Party B is not the manufacturer of the goods hereunder (Party B purchases the goods from Zhuhai Sailner 3D Technology Co., Ltd.), so Party B shall not assume any responsibility for the quality of the goods, or provide after-sales services for Party A. If Party A has any questions on product quality or after-sales service needs, Party A shall directly raise them to Zhuhai Sailner 3D Technology Co., Ltd.

IX. Notices:

During the term of the Contract, all notices, applications, requests, warnings, replies, consents, confirmations, responses, etc. between both parties must be in writing and sent to the handlers and based on the contact information designated by both parties at the beginning of the Contract. Those sent by email shall be deemed to be served once sent. Any party changing the name, contact address, contact person and/or contact information shall give the other party a 15-day notice in writing. Otherwise, any liability and loss caused by the service failure shall be borne by the changing party.

X. Confidentiality:

Both Party A and Party B shall keep the contents of the Contract and all undisclosed information of the other party obtained or known as a result of the performance of the Contract strictly confidential. Without the written permission of the disclosing party, the receiving party shall not divulge the information to any third party. If the divulgence causes losses to the disclosing party, the receiving party shall be liable for compensation to the other party.

XI. Dispute resolution:

In case of any dispute related to the Contract, Party A and Party B shall settle the dispute through friendly negotiation. If the negotiation fails, either party may submit the dispute to the people's court with jurisdiction in the place where Party B is located for litigation.

XII. Miscellaneous:

1. The Contract shall come into effect from the date on which it is stamped with the official seals or contract seals of Party A and Party B, and be terminated on the date when the rights and obligations hereunder have been fulfilled.

2. The Contract is made in duplicate, with Party A and Party B holding one copy respectively as evidence, and both copies shall have the same legal effect. The electronic scanned copies of the Contract shall have the same legal force as the paper originals. Unless otherwise agreed, no party shall modify or rescind the Contract without permission. Otherwise, such party shall pay 5% of the total contract amount to the other party as liquidated damages.

3. For matters not covered hereunder, Party A and Party B may negotiate with each other and enter into a supplementary agreement separately.

4. Annex 1 shows the parameters of full color 3D printers, and it is a part of the Contract.

Buyer: Xiamen Suxiang Technology Co., Ltd.	Supplier: Hangzhou Dier Rensheng Technology Co., Ltd.
(Official Seal or Contract Seal)	(Official Seal or Contract Seal)
Seal: Xiamen Suxiang Technology Co., Ltd.	Seal: Hangzhou Dier Rensheng Technology Co., Ltd.

Registered Address: Room 310-1, 966 Anling Road, Huli District, Xiamen	Registered Address: Room 1151, Hanggang Science and Technology Building, 509 Qianjiang Road, Shangcheng District, Hangzhou, Zhejiang Province

Date: December 12, 2024	Date: December 12, 2024

Annex 1 Technical Parameters of One Full Color 3D Printer (Model: Sailner J402Plus)
Basic configurations	Maximum resolution	600*600*1200dpi
	Print head	3 groups
	Printing channel	12 material channels
	Number of spray holes	3,840 spray holes
	Printing precision	36um-14um
	Material configuration	7 types of materials
	Molded printing dimension	395*345*250mm
	Specification of molding platform	400*350*250mm
	Printing effect	Full color printing Transparent body printing Voxel texture printing Translucent and solid color integrated printing
	Printing mode	Economical mode (30μm) Special texture mode (21μm)
Software functions	Functional support	Automatic placement optimization, automatic model layout, layout export, layout loading, automatic support generation, instant stratification and splitting while printing, user-defined placement/scaling, working hours evaluation, material consumption evaluation, printing status monitoring, material balance display, management work queue, automatic model interference detection, layer preview, automatic stop in case of ink shortage, printing resumption in case of power outage, automatic spray head cleaning, instant multi-lamp curing, user-defined coloring, automatic pipeline cleaning for ink replacement, Conformal underlayment, edge-to-edge printing, special texture printing, full gamut gradient printing
Materials	Range of optional materials	RGD hard molding materials, alkali-soluble support materials
Post-processing	Support removal	Removal by alkaline dissolution, removal by flushing
	Post-processing unit	Optional post-processing unit
	Rear processing device	The bidder shall provide the post-printing product processing device
Machine configurations	Overall dimension	1,170 X 860 X 1,235mm
	Machine weight	670kg
	Operating system	Windows 7, Windows 8, Windows 8.1, Windows 10, 64 bits
	Supported format	STL, PLY, WRL, OBJ, WJP (for special use)
	Network connection	LAN - TCP/IP
	Power supply	AC200~240V 50-60Hz
	Rated power	1.2KW

Seal: Xiamen Suxiang Technology Co., Ltd.

Seal: Hangzhou Dier Rensheng Technology Co., Ltd.

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